EXHIBIT 12
                       STATEMENT RE COMPUTATION OF RATIOS


                                                                 Year Ended December 31,
                                    -------------------------------------------------------------------------------
                                          1994            1995            1996            1997            1998
                                          ----            ----            ----            ----            ----

Pretax earnings (losses)            $     962,344   $     479,146    $    570,223     $(4,592,223)    $   1,226,399

Interest expense                          465,743         359,202         376,341         475,056           437,803
                                    -------------   -------------    ------------     -----------     -------------

Subtotal (A)                            1,428,087         838,348         946,564      (4,117,167)        1,664,202
                                    -------------   -------------    ------------     -----------     -------------

Interest expense                          465,743         359,202         376,341         475,056           437,803

Preferred stock dividend
   requirements                           107,564         219,111         100,271          92,438            89,636
                                    -------------   -------------    ------------     -----------     -------------

Subtotal (B)                        $     573,307   $     578,313    $    476,612     $   567,494     $     527,439
                                    -------------   -------------    ------------     -----------     -------------

(A) divided by (B)                        2.49            1.45             1.99        (7.25)(1)            3.16
                                          ====            ====             ====        =========            ====

<F1> Due to unusual charge